Exhibit 5.1

July 17, 2017

Redfin Corporation

1099 Stewart Street, Suite 600

Seattle, WA 98101

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-219093) (the “Registration Statement”) filed by Redfin Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about June 30, 2017, as subsequently amended on July 17, 2017 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 10,615,650 shares of the Company’s Common Stock (the “Stock”), none of which are presently issued and outstanding.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)	The Company’s Amended and Restated Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware on July 13, 2017 (the “Current Certificate”) and the Restated Certificate of Incorporation that the Company intends to file and that will be effective upon the consummation of the sale of the Stock (the “Post-Effective Restated Certificate”).

(2)	The Company’s Amended and Restated Bylaws, certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Current Bylaws”) and the Restated Bylaws that the Company has adopted in connection with, and that will be effective upon the consummation of the sale and issuance of the Stock (the “Post-Effective Bylaws”).

(3)	The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)	The prospectus prepared in connection with the Registration Statement (the “Prospectus”).

(5)	Minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) at which, or pursuant to which, the Current Certificate, the Current Bylaws, the Post-Effective Restated Certificate and the Post-Effective Bylaws were approved.

(6)	Minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the sale and issuance of the Stock were adopted and approved.

(7)	The stock records of the Company that the Company has provided to us (consisting of a list of Stockholders and a list of holders of options to purchase the Company’s Common Stock respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and setting forth the number of such issued and outstanding securities).

July 17, 2017

(8)	A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 13, 2017, stating that the Company is qualified to do business in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(9)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

Based upon the foregoing, we are of the opinion that up to 10,615,650 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

July 17, 2017

This opinion is intended solely for use in connection with issuance and sale of shares of Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP

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